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                  SUBSIDIARIES OF WESTERN GAS RESOURCES, INC.


NAME OF SUBSIDIARY                               RELATIONSHIP
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
1)  MIGC, Inc.                                   Wholly-owned subsidiary of Western Gas Resources, Inc.

2)  MGTC, Inc.                                   Wholly-owned subsidiary of MIGC, Inc.

3)  Western Gas Resources - Texas, Inc.          Wholly-owned subsidiary of Western Gas Resources, Inc.

4)  Williston Gas Company                        50%-owned joint venture of Western Gas Resources, Inc.

5)  Western Gas Resources Storage, Inc.          Wholly-owned subsidiary of Western Gas Resources, Inc.

6)  Centre Court Travel, Inc.                    Wholly-owned subsidiary of Western Gas Resources, Inc.

7)  Rising Star Pipeline Corporation             Wholly-owned subsidiary of Western Gas Resources, Inc.

8)  Setting Sun Pipeline Corporation             Wholly-owned subsidiary of Western Gas Resources, Inc.

9)  Western Gas Resources - Louisiana, Inc.      Wholly-owned subsidiary of Western Gas Resources, Inc.

10) Western Gas Resources - Oklahoma, Inc.       Wholly-owned subsidiary of Western Gas Resources, Inc.

11) Westana Gathering Company                    A general partnership with Western Gas Resources, Inc.
                                                 as general partner

12) Mountain Gas Resources, Inc.                 Wholly-owned subsidiary of Western Gas Resources, Inc.

13) Mountain Gas Transportation, Inc.            Wholly-owned subsidiary of Mountain Gas Resources, Inc.

14) Green River Gathering Company                A general partnership between Western Gas Resources, Inc.
                                                 and Mountain Gas Resources, Inc.

15) Western Power Services, Inc.                 Wholly-owned subsidiary of Western Gas Resources, Inc.
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                                                                    Exhibit 21.1